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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-94435 and 333-65091), the Registration Statement on Form S-4 (No. 333-55943) and the Registration Statements on Form S-8 (Nos. 333-74419, 333-63311 and 333-28763) of Amazon.com, Inc. of our report dated April 23, 1999 relating to the financial statements of Alexa Internet which appears in the Current Report on Form 8-K of Amazon.com, Inc. dated
May 11, 1999.



PricewaterhouseCoopers LLP
San Francisco, California
May 11, 1999